EXHIBIT 99.1

BJ’s Restaurants, Inc. Reports Fiscal Fourth Quarter and Fiscal 2020 Results

HUNTINGTON BEACH, Calif., Feb. 11, 2021 (GLOBE NEWSWIRE) -- BJ’s Restaurants, Inc. (NASDAQ: BJRI) today reported financial results for its 2020 fourth quarter and fiscal year that ended Tuesday, December 29, 2020. The actual 2020 fourth quarter results are in line with the preliminary 2020 fourth quarter results the Company announced on January 21, 2021.

Fourth Quarter 2020 Compared to Fourth Quarter 2019

  Total revenues decreased 32.3% to $197.0 million
  Total restaurant operating weeks increased 0.6%
  Comparable restaurant sales declined 32.3%
  Net loss of $18.1 million compared to net income of $14.5 million
    Fourth quarter 2020 net loss includes a $1.3 million pretax gain related to a sale-leaseback transaction and a $1.7 million pretax impairment charge for one restaurant.
  Diluted net loss per share of $0.81 compared to diluted net income per share of $0.75
    Fourth quarter 2020 net loss per share includes a $0.05 gain related to a sale-leaseback transaction and a $0.06 impairment charge for one restaurant.
  Adjusted EBITDA of $2.4 million

Fiscal 2020 Compared to Fiscal 2019

  Total revenues decreased 33.0% to $778.5 million
  Total restaurant operating weeks increased 1.5%
  Comparable restaurant sales declined 34.0%
  Net loss of $57.9 million compared to net income of $45.2 million
    Fiscal year 2020 net loss includes a $3.3 million pretax gain related to a sale-leaseback transaction, a $2.3 million pretax gain related to settlements pertaining to credit card interchange fees and handheld tablet maintenance, and a $13.7 million pretax impairment charge for five restaurants.
  Diluted net loss per share of $2.74 compared to diluted net income per share of $2.20
    Fiscal year 2020 net loss per share includes an $0.11 gain related to a sale-leaseback transaction, an $0.08 gain related to the settlements described above, and a $0.49 impairment charge for five restaurants.
  Adjusted EBITDA of $10.3 million

“Throughout the fourth quarter, our team members continued to demonstrate an entrepreneurial spirit and unwavering commitment to serving our guests at the highest levels, which enabled us to deliver quarterly results that exceeded our expectations, despite increased dining room capacity restrictions and the closure of dining rooms and patios in our 62 California restaurants in December,” commented Greg Trojan, Chief Executive Officer. “To date, trends in January and February are encouraging, as the combination of relaxed capacity restrictions in certain markets and pent-up guest demand have led to positive sales momentum. Over the past few weeks, we re-opened patio seating in California and dine-in seating in Maryland, Michigan, and Washington, while strictly adhering to social distancing and capacity restrictions. Today approximately 144 of our restaurants have open dining rooms with some government-mandated capacity limitations, another 65 can serve our guests only on outdoor patios, and one remains temporarily closed. Our California comparable restaurant sales have improved by over 20 percentage points the last two weeks since our outdoor patios re-opened. Our total company weekly sales average increased to over $74,000 last week, compared to $66,400 in January and $60,300 in December. The recent sales performance illustrates the benefits of re-openings, even with capacity restrictions, and is another indication that our guests value BJ’s differentiated, high quality and high energy dining experience.

“While we look forward to serving more guests in our dining rooms as we emerge from the pandemic, we are also focused on leveraging a variety of additional sales initiatives to drive further traffic and sales gains in our restaurants. Our subscription-based beer club, which is currently available in eight of our Sacramento area restaurants, has been favorably received to date, and we anticipate expanding this service to additional California restaurants this spring. We also expect that our innovation around individual catering boxes developed to address pandemic-related challenges, combined with our other catering options and family meal bundles, will continue to drive momentum in this under-leveraged segment of our business. In addition, our virtual restaurant brand, focused on our slow roast and other protein offerings, continues to perform well in early test, and we expect to expand this platform later this year. These sales initiatives complement the new menu innovation and customer convenience programs that we have successfully implemented over the last several years. Coupled with the contraction in casual dining supply resulting from the pandemic and our opportunity to expand to at least 425 restaurants nationally, BJ’s has a long term roadmap to continue growing our market share and driving shareholder value for many years to come,” concluded Trojan.

Investor Conference Call and Webcast
BJ’s Restaurants, Inc. will conduct a conference call on its fourth quarter and fiscal year 2020 earnings release today, February 11, 2021, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). Management will discuss the financial results and host a question and answer session. In addition, a live audio webcast of the call will be accessible to the public on the “Investors” page of the Company’s website located at http://www.bjsrestaurants.com, and a recording of the webcast will be archived on the site for 30 days following the live event. Please allow 15 minutes to register and download and install any necessary software.

About BJ’s Restaurants, Inc.
BJ’s Restaurants, Inc. (“BJ’s”) is a national brand with brewhouse roots and a menu where craft matters. BJ’s broad menu has something for everyone: slow-roasted entrees, like prime rib, BJ’s EnLIGHTened Entrees® including Cherry Chipotle Glazed Salmon, signature deep dish pizza and the often imitated, but never replicated world-famous Pizookie® dessert. BJ’s has been a pioneer in the craft brewing world since 1996, and takes pride in serving BJ’s award-winning proprietary handcrafted beers, brewed at its brewing operations in five states and by independent third party craft brewers. The BJ’s experience offers high-quality ingredients, bold flavors, moderate prices, sincere service and a cool, contemporary atmosphere. Founded in 1978, BJ’s owns and operates 210 casual dining restaurants in 29 states: Alabama, Arizona, Arkansas, California, Colorado, Connecticut, Florida, Indiana, Kansas, Kentucky, Louisiana, Maryland, Massachusetts, Michigan, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, Tennessee, Texas, Virginia and Washington. All restaurants offer dine-in, take-out, delivery and large party catering. Due to the COVID-19 pandemic, one of our 210 restaurants remains temporarily closed, 144 of our restaurants are serving guests in our dining rooms in a limited capacity, and 65 of our restaurants are serving guests only on the patio or in other outdoor seating, all while adhering to social distancing protocols, and hours are limited. For more BJ’s information, visit http://www.bjsrestaurants.com.

Forward-Looking Statements Disclaimer
Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute “forward-looking” statements for purposes of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales and margins, total potential domestic capacity, the success of various sales-building and productivity initiatives, future guest traffic trends, on and off-premise sales trends, the percentage of restaurants open and the timing of the re-opening of our restaurants for on premise dining, construction cost savings initiatives and the number and timing of new restaurants expected to be opened in future periods. These “forward-looking” statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) the effect of the COVID-19 pandemic on our restaurant sales and operations, labor and staffing, customer traffic, our supply chain and the ability of our suppliers to continue to timely deliver food and other supplies necessary for the operation of our restaurants, the ability to manage costs and reduce expenditures and the availability of additional financing, (ii) our ability to manage new restaurant openings, (iii) construction delays, (iv) labor shortages, (v) increases in minimum wage and other employment related costs, including compliance with the Patient Protection and Affordable Care Act and minimum salary requirements for exempt team members, (vi) the effect of credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (vii) food quality and health concerns and the effect of negative publicity about us, our restaurants, other restaurants, or others across the food supply chain, due to food borne illness or other reasons, whether or not accurate, (viii) factors that impact California, Texas and Florida, where a substantial number of our restaurants are located, (ix) restaurant and brewery industry competition, (x) impact of certain brewing business considerations, including without limitation, dependence upon suppliers, third party contractors and distributors, and related hazards, (xi) consumer spending trends in general for casual dining occasions, (xii) potential uninsured losses and liabilities due to limitations on insurance coverage, (xiii) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our craft beers and energy requirements, (xiv) trademark and service-mark risks, (xv) government regulations and licensing costs, (xvi) beer and liquor regulations, (xvii) loss of key personnel, (xviii) inability to secure acceptable sites, (xix) legal proceedings, (xx) other general economic and regulatory conditions and requirements, (xxi) the success of our key sales-building and related operational initiatives, (xxii) any failure of our information technology or security breaches with respect to our electronic systems and data, and (xxiii) numerous other matters discussed in the Company’s filings with the Securities and Exchange Commission, including its recent reports on Forms 10-K, as amended, 10-Q and 8-K. The “forward-looking” statements contained in this press release are based on current assumptions and expectations, and BJ’s Restaurants, Inc. undertakes no obligation to update or alter its “forward-looking” statements whether as a result of new information, future events or otherwise.

For further information, please contact Greg Levin of BJ’s Restaurants, Inc. at (714) 500-2400 or JCIR at (212) 835-8500 or at bjri@jcir.com.

BJ’s Restaurants, Inc.
Consolidated Statements of (Loss) Income
(Dollars in thousands except for per share data)

	Fourth Quarter Ended				Fiscal Year Ended
	December 29, 2020 (unaudited)		December 31, 2019 (unaudited)		December 29, 2020 (unaudited)		December 31, 2019
Revenues	$197,004	100.0%	$291,067	100.0%	$778,510	100.0%	$1,161,450	100.0%
Restaurant operating costs (excluding depreciation and amortization):
Cost of sales	50,841	25.8	73,270	25.2	195,573	25.1	295,009	25.4
Labor and benefits	75,699	38.4	105,984	36.4	305,628	39.3	424,370	36.5
Occupancy and operating	57,376	29.1	65,378	22.5	220,889	28.4	256,383	22.1
General and administrative	13,333	6.8	15,387	5.3	54,663	7.0	62,540	5.4
Depreciation and amortization	18,389	9.3	18,362	6.3	73,124	9.4	72,006	6.2
Restaurant opening	378	0.2	864	0.3	1,201	0.2	2,892	0.2
Loss on disposal and impairment of assets	2,639	1.4	244	0.1	17,141	2.2	3,862	0.3
Gain on lease transactions, net	(1,338)	(0.7)	(4,731)	(1.6)	(3,278)	(0.4)	(4,731)	(0.4)
Total costs and expenses	217,317	110.3	274,758	94.4	864,941	111.1	1,112,331	95.8
(Loss) income from operations	(20,313)	(10.3)	16,309	5.6	(86,431)	(11.1)	49,119	4.2

Other income (expense):
Interest expense, net	(2,026)	(1.0)	(1,303)	(0.4)	(7,078)	(0.9)	(4,613)	(0.4)
Gain from legal settlements	-	-	-	-	2,284	0.3	-	-
Other income, net	695	0.4	425	0.1	1,275	0.2	1,788	0.2
Total other (expense) income	(1,331)	(0.7)	(878)	(0.3)	(3,519)	(0.5)	(2,825)	(0.2)
(Loss) income before income taxes	(21,644)	(11.0)	15,431	5.3	(89,950)	(11.6)	46,294	4.0

Income tax (benefit) expense	(3,560)	(1.8)	920	0.3	(32,065)	(4.1)	1,056	0.1
Net (loss) income	$(18,084)	(9.2)%	$14,511	5.0%	$(57,885)	(7.4)%	$45,238	3.9%

Net (loss) income per share:
Basic	$(0.81)		$0.76		$(2.74)		$2.23
Diluted	$(0.81)		$0.75		$(2.74)		$2.20

Weighted average number of shares outstanding:
Basic	22,314		19,203		21,162		20,285
Diluted	22,314		19,473		21,162		20,592

Percentages reflected above may not reconcile due to rounding.

BJ’s Restaurants, Inc.
Selected Consolidated Balance Sheet Information
(Dollars in thousands)
	December 29, 2020 (unaudited)	December 31, 2019
Cash and cash equivalents	$54,012	$22,394
Total assets	$1,059,424	$1,072,084
Total debt	$116,800	$143,000
Shareholders’ equity	$293,788	$290,287

BJ’s Restaurants, Inc.
Unaudited Supplemental Information
(Dollars in thousands)

	Fourth Quarter Ended				Fiscal Year Ended
	December 29, 2020		December 31, 2019		December 29, 2020		December 31, 2019
Stock-based compensation (1)
Labor and benefits	$727	0.4%	$673	0.2%	$2,755	0.4%	$2,372	0.2%
General and administrative	2,262	1.1	1,705	0.6	7,036	0.9	6,546	0.6
Total stock-based compensation	$2,989	1.5%	$2,378	0.8%	$9,791	1.3%	$8,918	0.8%

Operating Data
Comparable restaurant sales % change	(32.3)%		0.4%		(34.0)%		1.1%
Restaurants opened during period	1		2		2		7
Restaurants open at period-end (2)	209		208		209		208
Restaurant operating weeks	2,714		2,698		10,811		10,656

(1)   Percentages represent percent of total revenues.
(2)   The Company owns and operates 210 restaurants, of which one is temporarily closed due to the COVID-19 pandemic.

Note Regarding Non-GAAP Financial Measures
The Company is reporting below certain non-GAAP financial results and related reconciliations to the corresponding GAAP financial measures. These non-GAAP measures are not in accordance with, or a substitute for, measures prepared in accordance with GAAP, and may be different from non-GAAP measures used by other companies. These measures should only be used to evaluate the Company’s results of operations in conjunction with corresponding GAAP measures.

Reconciliation of Selected GAAP Financial Measures to Non-GAAP Adjusted Financial Measures

To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company has included the following non-GAAP adjusted financial measures in this press release or in the webcast to discuss the Company’s financial results for fourth quarter 2020 which may be accessed via the Company’s website at http://www.bjsrestaurants.com: (i) non-GAAP adjusted net (loss) income and (ii) non-GAAP adjusted diluted net (loss) income per share. Each of these non-GAAP adjusted financial measures is adjusted from results based on GAAP to exclude certain expenses or gains. As a general matter, the Company uses these non-GAAP adjusted financial measures in addition to and in conjunction with results presented in accordance with GAAP to help analyze the performance of its core business. The Company believes that such non-GAAP adjusted financial information is used by analysts and others in the investment community to analyze the Company’s results and in formulating estimates of future performance and that failure to report these non-GAAP adjusted measures may result in confusion among analysts and others and a misplaced perception that the Company’s results have underperformed or exceeded expectations.

For the fourth quarter ended December 29, 2020, non-GAAP adjusted net (loss) income and non-GAAP adjusted diluted net (loss) income per share excludes the net gain on lease transactions, and a restaurant impairment charge.

For the fiscal year ended December 29, 2020, adjusted net (loss) income and non-GAAP adjusted diluted net (loss) income per share excludes the net gain on lease transactions, the gain related to legal settlements, and restaurant impairment charges.

Reconciliation of Non-GAAP Adjusted Financial Measures
(Unaudited, dollars in thousands except for per share data)

	Fourth Quarter Ended
	December 29, 2020		December 31, 2019
	$	%	Per Share	$	%	Per Share
Net (loss) income & diluted net (loss) income per share, as reported	$(18,084)	(9.2)%	$(0.81)	$14,511	5.0%	$0.75
Gain on lease transactions, net	(1,338)	(0.7)	(0.06)	(4,731)	(1.6)	(0.24)
Impairment charge related to one restaurant (1)	1,652	0.8	0.07	-	-	-
Tax effect – Gain on lease transactions, net (2)	329	0.2	0.01	1,164	0.4	0.06
Tax effect – Impairment charge related to one restaurant (2)	(406)	(0.2)	(0.02)	-	-	-
Non-GAAP adjusted net (loss) income & diluted net (loss) income per share	$(17,847)	(9.1)%	$(0.80)	$10,944	3.8%	$0.56

	Fiscal Year Ended
	December 29, 2020		December 31, 2019
	$	%	Per Share	$	%	Per Share
Net (loss) income & diluted net (loss) income per share, as reported	$(57,885)	(7.4)%	$(2.74)	$45,238	3.9%	$2.20
Gain on lease transactions, net	(3,278)	(0.4)	(0.15)	(4,731)	(0.4)	(0.23)
Gain from legal settlements	(2,284)	(0.3)	(0.11)	-	-	-
Impairment charge related to five restaurants (1)	13,661	1.8	0.65	-	-	-
Tax effect – Gain on lease transactions, net (2)	806	0.1	0.04	1,164	0.1	0.06
Tax effect – Gain from legal settlements (2)	562	0.1	0.03	-	-	-
Tax effect – Impairment charge related to five restaurants (2)	(3,361)	(0.4)	(0.16)	-	-	-
Non-GAAP adjusted net (loss) income & diluted net (loss) income per share	$(51,779)	(6.7)%	$(2.45)	$41,671	3.6%	$2.02

Per share amounts and percentages reflected above may not reconcile due to rounding.
Percentages represent percent of total revenues.

(1)   Included in “Loss on disposal and impairment of assets” on the Consolidated Statements of (Loss) Income.
(2)   The tax effect is based on the Company’s annual effective tax rate of 24.6% for both fiscal year ended December 29, 2020 and December 31, 2019.

Restaurant Level Operating Margin

Restaurant level operating margin, a non-GAAP financial measure, is equal to the revenues generated by our restaurants less their direct operating costs which consist of cost of sales, labor and benefits, and occupancy and operating costs. This performance measure primarily includes the costs that restaurant level managers can directly control and excludes other operating costs that are essential to conduct the Company’s business, as detailed in the table below. Management uses restaurant level operating margin as a supplemental measure of restaurant performance. Management believes restaurant level operating margin is useful to investors in that it highlights trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures. Because other companies may calculate restaurant level operating margin differently than we do, restaurant level operating margin as presented herein may not be comparable to similarly titled measures reported by other companies.

A reconciliation of (loss) income from operations to restaurant level operating margin for the fourth quarter and fiscal year ended December 29, 2020 and December 31, 2019 is set forth below:

Supplemental Financial Information – Restaurant Level Operating Margin
(Unaudited, dollars in thousands)

	Fourth Quarter Ended				Fiscal Year Ended
	December 29, 2020		December 31, 2019		December 29, 2020		December 31, 2019
(Loss) income from operations	$(20,313)	(10.3)%	$16,309	5.6%	$(86,431)	(11.1)%	$49,119	4.2%
General and administrative	13,333	6.8	15,387	5.3	54,663	7.0	62,540	5.4
Depreciation and amortization	18,389	9.3	18,362	6.3	73,124	9.4	72,006	6.2
Restaurant opening	378	0.2	864	0.3	1,201	0.2	2,892	0.2
Loss on disposal and impairment of assets	2,639	1.4	244	0.1	17,141	2.2	3,862	0.3
Gain on lease transactions, net	(1,338)	(0.7)	(4,731)	(1.6)	(3,278)	(0.4)	(4,731)	(0.4)
Restaurant level operating margin	$13,088	6.6%	$46,435	16.0%	$56,420	7.2%	$185,688	16.0%

Percentages above represent percent of total revenues and may not reconcile due to rounding.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”)
Adjusted EBITDA is a non-GAAP financial measure that represents the sum of net (loss) income adjusted for certain expenses and gains/losses detailed within the reconciliation below. Management uses Adjusted EBITDA as a supplemental measure of our performance. Management believes these measures are useful to investors in that they highlight cash flow and trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures. Because other companies may calculate these measures differently than we do, Adjusted EBITDA as presented herein may not be comparable to similarly titled measures reported by other companies.

Supplemental Financial Information – Net (Loss) Income to Adjusted EBITDA
(Unaudited, dollars in thousands)

	Fourth Quarter Ended				Fiscal Year Ended
	December 29, 2020		December 31, 2019		December 29, 2020		December 31, 2019
Net (loss) income	$(18,084)	(9.2)%	$14,511	5.0%	$(57,885)	(7.4)%	$45,238	3.9%
Interest expense, net	2,026	1.0	1,303	0.4	7,078	0.9	4,613	0.4
Income tax (benefit) expense	(3,560)	(1.8)	920	0.3	(32,065)	(4.1)	1,056	0.1
Depreciation and amortization	18,389	9.3	18,362	6.3	73,124	9.4	72,006	6.2
Stock-based compensation expense	2,989	1.5	2,378	0.8	9,791	1.3	8,918	0.8
Other income, net	(695)	(0.4)	(425)	(0.1)	(1,275)	(0.2)	(1,788)	(0.2)
Loss on disposal and impairment of assets	2,639	1.4	244	0.1	17,141	2.2	3,862	0.3
Gain from legal settlements	-	-	-	-	(2,284)	(0.3)	-	-
Gain on lease transactions, net	(1,338)	(0.7)	(4,731)	(1.6)	(3,278)	(0.4)	(4,731)	(0.4)
Adjusted EBITDA	$2,366	1.2%	$32,562	11.2%	$10,347	1.3%	$129,174	11.1%

Percentages above represent percent of total revenues and may not reconcile due to rounding.